EXHIBIT 23.2

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                            Williams & Webster, P.S.
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                          Certified Public Accountants
                        Bank of America Financial Center
                          601 W Riverside * Suite 1940
                                Spokane, WA 99201
                                 (509) 838-5111





Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our audit report dated September 3, 2001 on the financial financial statements of Apolo Gold Inc. as of June 30, 2001 for the filing with and attachment to the Form S-8.




/s/ Williams & Webster P.S.
Certified Public Acountants
Spokane, Washington

May 13, 2002